EXHIBIT 10.16

Declaration

I, Song Yanliang, entrusted Shandong Baidu trademark Agent Co., Ltd on May 16, 2008 to apply for registering “药源(YAOYUAN)” in State Administration of Industry and Commerce; I will assume all the application fees. On April 7, 2010, I obtained No. 6725571 Trademark Registration Certificate issued by State Administration of Industry and Commerce, with the registered person of Song Yanliang and valid period from April 7, 2010 to April 6, 2020.
I solemnly declare that within the valid registration period, I will provide this trademark to be used by Shandong Yaoyuan Pharmaceutical Company for free.
By: Song Yanliang
April 7, 2010.